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                                                              Exhibit 99.B(4)(h)

COMMONWEALTH ANNUITY AND LIFE INSURANCE COMPANY
132 Turnpike Road, Suite 210
Southborough, MA 01772

GUARANTEED LIFETIME WITHDRAWAL BENEFIT (GLWB) RIDER - GLWB PLUS FOR ONE

This Rider is attached to and made a part of the Contract as of the Date of Issue. Terms not defined in this Rider have the meaning given to them in the Contract. In the event of any conflict between the terms of this Rider and the terms of the Contract, the terms of this Rider shall prevail over the terms of the Contract.

                                   DEFINITIONS

The COVERED PERSON is:

     - The person whose life we use to determine the Lifetime Income Date, the Annuity Date, and the duration of the monthly Settlement Payments on and after the Benefit Phase Start Date (if such date occurs on or after the Lifetime Income Date) or the Annuity Date. The Rider's benefits are based on the life of the Covered Person.

GUARANTEED WITHDRAWAL BALANCE means:

     - The total amount we guarantee to be available to you (or your Beneficiary after your death) as Non-Excess Withdrawals and/or monthly Settlement Payments if you meet the Rider's conditions.

     - On the Date of Issue, the initial Guaranteed Withdrawal Balance is equal to your initial Purchase Payment (less any premium taxes and not including the corresponding PPB).

GUARANTEED WITHDRAWAL AMOUNT means:

     - The annual amount we guarantee to be available for Non-Excess Withdrawals prior to the Lifetime Income Date and/or monthly Settlement Payments on and after the Benefit Phase Start Date (if such date occurs before the Lifetime Income Date), while the Guaranteed Withdrawal Balance is greater than zero.

     - On the Date of Issue, the initial Guaranteed Withdrawal Amount is equal to 5% of the initial Guaranteed Withdrawal Balance.

LIFETIME INCOME BASE means:

     - The amount that is used to determine the Lifetime Income Amount on and after the Lifetime Income Date.

     _ On the Date of Issue, the initial Lifetime Income Base is equal to your initial Purchase Payment (less any premium taxes and not including the corresponding PPB).

LIFETIME INCOME AMOUNT means:

     - The ANNUAL amount we guarantee to be available for Non-Excess Withdrawals on and after the Lifetime Income Date and/or monthly Settlement Payments on and after the Benefit Phase Start Date (if such date occurs on or after the Lifetime Income Date) or the Annuity Date, while a Covered Person is living or the Guaranteed Withdrawal Balance is greater than zero.

     - On the Lifetime Income Date, the initial Lifetime Income Amount is equal to 5% of your Lifetime Income Base on that date (subject to a maximum of $250,000). We do not calculate the Lifetime Income


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          Amount prior to the Lifetime Income Date.

LIFETIME INCOME DATE means:

     - The contract anniversary on or after the Covered Person reaches age 65, or the Date of Issue if the Covered Person is age 65 or older at the time of purchase of the Contract.

GROSS WITHDRAWAL means:

     - The amount of a partial or full withdrawal from the Contract. This amount will be subject to any withdrawal charges, premium taxes, federal and state income taxes and penalty taxes, and, in the case of a full surrender, the contract fee and a pro rata portion of the GLWB Rider charge, as applicable.

NON-EXCESS WITHDRAWAL means a Gross Withdrawal that:

     - does NOT cause total Gross Withdrawals during a Contract Year beginning PRIOR TO the Lifetime Income Date to exceed the Guaranteed Withdrawal Amount; or

     - does NOT cause total Gross Withdrawals during a Contract Year beginning on or after the Lifetime Income Date to exceed the Lifetime Income Amount; or

     - is taken under a "life expectancy" program established by us (see "Life Expectancy Distributions" below).

EXCESS WITHDRAWAL means a Gross Withdrawal that:

     - causes total Gross Withdrawals during a Contract Year beginning PRIOR TO the Lifetime Income Date to exceed the Guaranteed Withdrawal Amount (or if such total withdrawals have already exceeded the Guaranteed Withdrawal Amount); or

     - causes total Gross Withdrawals during a Contract Year beginning ON OR AFTER the Lifetime Income Date to exceed the Lifetime Income Amount (or if such total withdrawals have already exceeded the Lifetime Income Amount).

SETTLEMENT PAYMENTS mean:

     - Payments we make to you on and after the Benefit Phase Start Date or on and after the Annuity Date if you elect to receive benefits under this Rider. These payments may be subject to premium taxes as well as federal and state income taxes and penalty taxes.

BENEFIT PHASE occurs:

     -    when the Contract Value is reduced to zero due to:

               -    a Non-Excess Withdrawal; OR

               -    poor market performance; OR

               - the assessment of Contract fees and charges, including the GLWB Rider charge

- AND either the Guaranteed Withdrawal Balance or the Lifetime Income Amount immediately after any occurs is greater than zero.

STEP-UP means:


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     -    An increase in the Lifetime Income Base on certain anniversary dates due to positive market performance as reflected in your Contract
          Value.

BONUS means:

     - An increase in the Lifetime Income Base if you do not take withdrawals during a specified period of time.

COVERED PERSONS

     The Covered Person is the person whose life we use to determine the Lifetime Income Date, the Annuity Date, and the duration of the monthly Settlement Payments after the Benefit Phase Start Date (if such date occurs on or after the Lifetime Income Date) or the Annuity Date. If there is more than one Owner, the Covered Person will be the older Owner on the Date of Issue. If your Contract is owned by a non-natural person, we will treat the older Annuitant on the Date of Issue as an Owner for purposes of determining the Covered Person.

     [Under this Rider, the Annuity Date will be the Covered Person's [ ] birthday, and cannot be changed.] We determine the Covered Person at the time you elect the Rider.

CHANGING OWNERS, ANNUITANTS, AND BENEFICIARIES

     You cannot change or add any Owner, joint Owner, Annuitant, or joint Annuitant, unless such change is permitted by us in connection with death or divorce. If your Contract has joint Owners, you also cannot change or add any Beneficiary, unless such change is permitted by us in connection with death or divorce. If the Owner is a non-natural person, we will treat each Annuitant as an Owner under this Rider, and all Owner provisions and restrictions apply to such Annuitants.

INVESTMENT OPTION RESTRICTIONS

     Under this Rider, you may only allocate your Purchase Payments to and transfer your Contract Value among the Investment Options set forth in the Contract Schedule Pages or pursuant to any later notice we provide to you. We reserve the right to impose additional restrictions on Investment Options at any time.

GLWB RIDER CHARGE

     We assess an additional monthly charge for this Rider that we deduct from your Contract Value on each Monthiversary as a percentage of the Lifetime Income Base on that Monthiversary. This percentage is set forth on the Contract Schedule Page.

     We reserve the right to increase the GLWB Rider charge on the effective date of each Step-Up. We guarantee, however, that the monthly GLWB Rider charge will never exceed the maximum percentage, as set forth on the Contract Schedule Page, of the Lifetime Income Base on each Monthiversary. If we decide to increase the GLWB Rider charge at the time of a Step-Up, then you will receive advance notice and be given the opportunity of no less than 30 days to decline the automatic Step-Up by notifying us at our Service Center in writing.

     We deduct the GLWB Rider charge from each Investment Option in the same proportion that the value of each Investment Option bears to your total Contract Value. We will deduct a pro rata share of the monthly GLWB Rider charge from the amount otherwise due:


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     1)   If you take an Excess Withdrawal on any date other than a
          Monthiversary and such withdrawal reduces the Contract Value to zero.

     2)   On the Annuity Date.

     3)   Upon surrender of the Contract.

     All charges for this Rider will cease upon termination (see "Terminating the GLWB Rider" below).

PREMIUM TAXES

     If we pay state premium taxes, we will deduct the amount paid from monthly Settlement Payments when we pay them. We will reduce each payment by the premium tax percentage multiplied by the amount of each payment until we have recovered an amount equal to the premium tax that we paid. In no case will we deduct a total of more than the premium tax that we paid.

GUARANTEED AMOUNTS

     THE GUARANTEED WITHDRAWAL BALANCE. On the Date of Issue, the initial Guaranteed Withdrawal Balance is equal to your initial Purchase Payment (less any premium taxes and not including the corresponding PPB). Your Guaranteed Withdrawal Balance can never be more than $5 million. The Guaranteed Withdrawal Balance is only used to calculate the Guaranteed Withdrawal Amount. It is not a cash value or surrender value, is not available to you, is not a minimum return for any Subaccount, and is not a guarantee of any Contract Value.

     THE LIFETIME INCOME BASE. On the Date of Issue, the initial Lifetime Income Base is equal to your initial Purchase Payment (less any premium taxes and not including the corresponding PPB). The amount of the GLWB Rider charge and the Lifetime Income Amount will increase if the Lifetime Income Base increases. Your Lifetime Income Base can never be more than $5 million. The Lifetime Income Base is only used to calculate the Lifetime Income Amount. It is not a cash value or surrender value, is not available to you, is not a minimum return for any Subaccount, and is not a guarantee of any Contract Value.

     THE GUARANTEED WITHDRAWAL AMOUNT. On the Date of Issue, the initial Guaranteed Withdrawal Amount is equal to 5% of the initial Guaranteed Withdrawal Balance. Your Guaranteed Withdrawal Amount can never be more than $250,000.

     THE LIFETIME INCOME AMOUNT. On the Lifetime Income Date, the initial Lifetime Income Amount is equal to 5% of your Lifetime Income Base on that date. We do not calculate the Lifetime Income Amount prior to the Lifetime Income Date. Your Lifetime Income Amount can never be more than $250,000. If you take withdrawals prior to the Lifetime Income Date, the initial amount of the Lifetime Income Amount may be less than the previously available Guaranteed Withdrawal Amount.

TAKING WITHDRAWALS

We reserve the right to assess a withdrawal charge on Non-Excess Withdrawals. We will assess a withdrawal charge on Excess Withdrawals if such withdrawals would otherwise be subject to a withdrawal charge. All withdrawals, including Non-Excess Withdrawals and Excess Withdrawals, will reduce the remaining Free Withdrawal Amount in any Contract Year.

All withdrawals, including Non-Excess Withdrawals and Excess Withdrawals, reduce your Contract Value and Contract death benefit. Federal and state income taxes may apply, as well as a 10% federal penalty tax if a withdrawal occurs before the payee reaches age 59 1/2.


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NON-EXCESS WITHDRAWALS

If you take a Non-Excess         -    We will decrease the Guaranteed Withdrawal
Withdrawal prior to the               Balance by the amount of the withdrawal;
Lifetime Income Date:                 AND

                                 - We will decrease the Lifetime Income Base by the amount of the withdrawal.

                                 - Your Guaranteed Withdrawal Amount will not change.

If you take a Non-Excess         -    We will decrease the Guaranteed Withdrawal
Withdrawal on or after the            Balance by the amount of the withdrawal;
Lifetime Income Date:                 AND

                                 -    Your Lifetime Income Base will not change.

                                 -    Your Lifetime Income Amount will not
                                      change.

     The Lifetime Income Amount may be less than the Guaranteed Withdrawal Amount if you take ANY withdrawals before your Lifetime Income Date.

     If you choose to receive only a part of, or none of, your Guaranteed Withdrawal Amount or Lifetime Income Amount, as applicable, in any given Contract Year, annual Non-Excess Withdrawals are not cumulative. You cannot carry over any unused Non-Excess Withdrawals to any future Contract Years.

EXCESS WITHDRAWALS

If you take an Excess            We will automatically decrease the Guaranteed
Withdrawal prior to the          Withdrawal Balance to equal the LESSER of:
Lifetime Income Date:
                                 -    the Guaranteed Withdrawal Balance
                                      immediately prior to the withdrawal minus the amount of the withdrawal; OR

                                 -    the Guaranteed Withdrawal Balance
                                      immediately prior to the withdrawal
                                      multiplied by the Proportional Reduction
                                      Factor.

                                 We will automatically recalculate the
                                 Guaranteed Withdrawal Amount to equal the LESSER of:

                                 -    the Guaranteed Withdrawal Amount
                                      immediately prior to the withdrawal; OR

                                 -    5% of the greater of: (a) your Contract
                                      Value after the withdrawal; or (b) the new
                                      Guaranteed Withdrawal Balance.

                                 We will automatically decrease the Lifetime
                                 Income Base to equal the lesser of:

                                 - the Lifetime Income Base immediately prior to the withdrawal minus the amount of the


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                                      withdrawal; OR

                                 - the Lifetime Income Base immediately prior to the withdrawal multiplied by the Proportional Reduction Factor.

                                 THE PROPORTIONAL REDUCTION FACTOR IS EQUAL TO YOUR CONTRACT VALUE AFTER THE WITHDRAWAL DIVIDED BY YOUR CONTRACT VALUE IMMEDIATELY PRIOR THE WITHDRAWAL.

If you take an Excess            We will automatically decrease the Guaranteed
Withdrawal on or after the       Withdrawal Balance to equal the LESSER of:
Lifetime Income Date:
                                 -    the Guaranteed Withdrawal Balance
                                      immediately prior to the withdrawal minus the amount of the withdrawal; OR

                                 -    the Guaranteed Withdrawal Balance
                                      immediately prior to the withdrawal
                                      multiplied by the Proportional Reduction
                                      Factor.

                                 We will automatically decrease the Lifetime
                                 Income Base to equal the lesser of:

                                 - the Lifetime Income Base immediately prior to the withdrawal minus the amount of the withdrawal; OR

                                 - the Lifetime Income Base immediately prior to the withdrawal multiplied by the Proportional Reduction Factor.

                                 We will automatically decrease the Lifetime
                                 Income Amount to equal 5% of the new Lifetime Income Base.

                                 THE PROPORTIONAL REDUCTION FACTOR IS EQUAL TO YOUR CONTRACT VALUE AFTER THE WITHDRAWAL DIVIDED BY YOUR CONTRACT VALUE IMMEDIATELY PRIOR THE WITHDRAWAL.

     Excess Withdrawals could reduce your Guaranteed Withdrawal Balance and Lifetime Income Base below the total of your Purchase Payments (less premium taxes and not including corresponding PPBs) and by substantially more than the actual amount of the withdrawal.

     Excess Withdrawals may reduce or even eliminate your future Guaranteed Withdrawal Amount and future Lifetime Income Amount.

     We will surrender your Contract, and you will lose the guarantees provided by this Rider, if your Contract Value is reduced to zero due to Excess Withdrawals. You will not receive any further benefits under this Rider.

MAKING ADDITIONAL PURCHASE PAYMENTS


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     You may make additional Purchase Payments at any time prior to the earlier of the Benefit Phase Start Date or the Covered Person's 76th birthday, subject to the limitations discussed below.

     PURCHASE PAYMENTS PRIOR TO THE LIFETIME INCOME DATE. If we receive a Purchase Payment prior to the Lifetime Income Date, we will increase the Guaranteed Withdrawal Balance and the Lifetime Income Base by the amount of the Purchase Payment (less any premium taxes and not including the corresponding
PPB) (subject to a maximum limit of $5 million).

     We also will recalculate the Guaranteed Withdrawal Amount to equal the greater of:

          - the Guaranteed Withdrawal Amount immediately before the Purchase Payment; or

          - 5% of the Guaranteed Withdrawal Balance immediately after the Purchase Payment.

     PURCHASE PAYMENTS ON AND AFTER THE LIFETIME INCOME DATE. If we receive a Purchase Payment on or after the Lifetime Income Date, we will increase the Guaranteed Withdrawal Balance and the Lifetime Income Base by the amount of the Purchase Payment (less any premium taxes and not including the corresponding
PPB) (subject to a maximum limit of $5 million).

     On and after the Lifetime Income Date, we will increase the Lifetime Income Amount every time we increase the Lifetime Income Base due to our receipt of a Purchase Payment. The new Lifetime Income Amount will equal 5% of the new Lifetime Income Base following the Purchase Payment.

     PURCHASE PAYMENT LIMITATIONS. Please note the following limits on Purchase
Payments:

          - We reserve the right to refuse to accept additional Purchase Payments at any time.

          - You must obtain our prior approval if your Contract Value immediately following an additional Purchase Payment would exceed $1,000,000. We will aggregate multiple Contracts you own for purposes of the $1,000,000 limitation.

          - We will not accept an additional Purchase Payment on or after the first contract anniversary without our prior approval if the total of your Purchase Payments after the first contract anniversary would exceed $100,000. If you own a Qualified Contract and make Purchase Payments under a systematic investment program approved by us then we will waive our requirement for prior approval. We will aggregate multiple Contracts you own for purposes of the $100,000 limitation.

     All other limitations on Purchase Payments, as set forth in your Contract, also apply. We reserve the right to impose additional limitations on Purchase Payments at any time. We do not include PPBs credited to your Contract Value when calculating any of these limits.

BONUS

     A Bonus is available for a limited time (the "Bonus Period"). The Bonus is an incentive for you to defer taking withdrawals until after the Bonus Period. The Bonus Period begins on the first contract anniversary and ends on the earlier of:

     -    the 10th contract anniversary; or

     - the contract anniversary immediately following the Contract Year in which the Covered Person reaches age 80.


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     If you have never taken a withdrawal, we will increase the Lifetime Income
Base by a Bonus on each contract anniversary during the Bonus Period (subject to the maximum Lifetime Income Base limit of $5 million). Each time you qualify for a Bonus, we will increase the Lifetime Income Base:

     - by an amount equal to 5% of total Purchase Payments (less any premium taxes and not including corresponding PPBs) if you did not previously Step-Up the Lifetime Income Base; otherwise

     - by an amount equal to 5% of the Lifetime Income Base immediately after the latest Step-Up, increased by any Purchase Payments (less any premium taxes and not including corresponding PPBs) received since such latest Step-Up.

     On and after the Lifetime Income Date, we will increase the Lifetime Income Amount every time we increase the Lifetime Income Base due to a Bonus. The new Lifetime Income Amount will equal 5% of the new Lifetime Income Base after the Bonus.

     We will apply any Bonus before we determine if a Step-Up applies on any contract anniversary.

     Once you take a withdrawal, we will not apply any future Bonuses to the Lifetime Income Base.

     A Bonus increases the Lifetime Income Base, but it is not available in cash and has no effect on your Contract Value.

STEP-UP

     If your Contract Value on any "Step-Up Date" during the "Step-Up Period" is greater than the Lifetime Income Base on that date, we will automatically increase your Lifetime Income Base to equal the Contract Value (subject to the maximum Lifetime Income Base limit of $5 million).

     On and after the Lifetime Income Date, we will increase the Lifetime Income Amount every time we increase the Lifetime Income Base due to a Step-Up. The new Lifetime Income Amount will equal 5% of the new Lifetime Income Base following the Step-Up.

     We will apply any Bonus before we determine if a Step-Up applies on any contract anniversary.

     STEP-UP PERIOD. The Step-Up Period begins on the Date of Issue and ends on the contract anniversary immediately following the Contract Year in which the Covered Person reaches age 80. NO STEP-UPS WILL OCCUR AFTER THE END OF THE STEP-UP PERIOD.

     STEP-UP DATES. During the Step-Up Period, we schedule the Step-Up Dates for the 3rd, 6th, and 9th contract anniversary after the Date of Issue and every third contract anniversary thereafter while this Rider is in effect, and on the Lifetime Income Date. After the 9th contract anniversary, we increase the schedule of Step-Up Dates to include EACH succeeding contract anniversary (e.g., the 10th, 11th, 12th, etc.).

     INCREASE IN GLWB RIDER CHARGE: If we Step-Up the Lifetime Income Base on any date other than the Lifetime Income Date, we reserve the right to increase the monthly GLWB Rider charge up to a maximum percentage, as set forth in the Contract Schedule Page, of the Lifetime Income Base on each Monthiversary (see "GLWB Rider charge" above). If we decide to increase the GLWB Rider charge at the time of a Step-Up, you will receive advance notice and be given


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the opportunity of no less than 30 days to decline the automatic Step-Up by notifying us at our Service Center in writing.

     If you decline an automatic Step-Up, you will have the option to elect to Step-Up the Lifetime Income Base within 30 days of subsequent Step-Up Dates by submitting a written request to our Service Center. If you decide to Step-Up the Lifetime Income Base, we will thereafter resume automatic Step-Ups.

BENEFIT PHASE

     The Contract enters the Benefit Phase IF:

     -    the Contract Value is reduced to zero due to:

               -    a Non-Excess Withdrawal; OR

               -    poor market performance; OR

               - the assessment of Contract fees and charges, including the GLWB Rider charge

     - AND either the Guaranteed Withdrawal Balance or the Lifetime Income Amount immediately after any occurs is greater than zero.

     On the date your Contract enters the Benefit Phase - the "Benefit Phase Start Date" - we will terminate this Rider and all other rights and benefits under the Contract, including death benefits and any additional riders. We will not accept additional Purchase Payments and we will not deduct the GLWB Rider charge after the Benefit Phase Start Date.

     During the Benefit Phase, we may make monthly Settlement Payments to you. The amount and duration of the monthly Settlement Payments will depend on whether the Benefit Phase Start Date occurs before or after the Lifetime Income Date. In no case will the total monthly Settlement Payments received in the Benefit Phase (by you or your Beneficiary) be less than the Guaranteed Withdrawal Balance on the Benefit Phase Start Date.

IF THE BENEFIT PHASE START DATE OCCURS BEFORE THE LIFETIME INCOME DATE:

     If the Guaranteed Withdrawal Balance on the Benefit Phase Start Date is less than or equal to $2,000:

     - We will pay you an Initial Settlement Payment equal to the Guaranteed Withdrawal Balance. We will not make any additional monthly Settlement Payments to you.

     If the Guaranteed Withdrawal Balance is greater than $2,000:

     -    We will pay you an Initial Settlement Payment equal to the lesser of:

               - the Guaranteed Withdrawal Amount minus total Gross Withdrawals taken during the current Contract Year (but in no event less than zero); or

               -    the Guaranteed Withdrawal Balance.

     - We will then decrease the Guaranteed Withdrawal Balance by the amount of the Initial Settlement Payment. If the Guaranteed Withdrawal Balance following the Initial Settlement Payment is greater than zero, we will pay you monthly Settlement Payments (beginning one month after the Benefit Phase Start Date) equal to the Guaranteed Withdrawal Amount divided by twelve, reducing the Guaranteed Withdrawal Balance by the amount of each payment until the Guaranteed Withdrawal Balance is equal to zero. If


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          the Covered Person dies and the Guaranteed Withdrawal Balance has not been reduced to zero, monthly Settlement Payments will continue to the Beneficiary until the Guaranteed Withdrawal Balance is reduced to zero. The Final Settlement Payment may be less than the remaining Guaranteed Withdrawal Amount divided by twelve.

     - [If you die, the Beneficiary may commute any remaining monthly Settlement Payments at the minimum guaranteed annuitization interest rate specified in the Contract.]

IF THE BENEFIT PHASE START DATE OCCURS ON OR AFTER THE LIFETIME INCOME DATE:

     - We will pay you an Initial Settlement Payment equal to the Lifetime Income Amount minus total Gross Withdrawals taken during the current Contract Year (but in no event less than zero).

     - You will then receive monthly Settlement Payments (beginning one month after the Benefit Phase Start Date) for the rest of the Covered Person's life equal to the Lifetime Income Amount divided by twelve. We will reduce the Guaranteed Withdrawal Balance on the Benefit Phase Start Date by the amount of the Initial Settlement Payment and each month thereafter by the amount of the monthly Settlement Payment we make to you. If the Covered Person dies and the Guaranteed Withdrawal Balance has not been reduced to zero, monthly Settlement Payments will continue to the Beneficiary until the Guaranteed Withdrawal Balance is reduced to zero. The Final Settlement Payment may be less than the Lifetime Income Amount divided by twelve.

          Under Qualified Contracts, we may make higher monthly Settlement Payments before the Guaranteed Withdrawal Balance is reduced to zero, if we determine that we must do so based on our calculations of your minimum required distribution. In this case, after the Guaranteed Withdrawal Balance is reduced to zero, we will make monthly Settlement Payments equal to the Lifetime Income Amount divided by twelve, provided that a Covered Person is still living at that time.

     - [If you die, the Beneficiary may commute any remaining monthly Settlement Payments at the minimum guaranteed annuitization interest rate specified in the Contract.]

GLWB DEATH BENEFIT

GLWB DEATH BENEFIT BEFORE THE BENEFIT PHASE START DATE

     If an Owner's death occurs before the Benefit Phase Start Date and the Beneficiary elects to take the Contract death benefit as a lump sum under our current administrative procedures, the following will apply:

IF:                              THEN:
------------------------------   -----------------------------------------------
The Covered Person is the        -    We will pay a GLWB Rider death benefit
deceased Owner:                       instead of the Contract's death benefit
                                      (or any rider death benefit) if the GLWB
                                      Rider death benefit is greater. The GLWB
                                      Rider death benefit is equal to the amount of any Guaranteed Withdrawal Balance on the date we receive due proof of death

                                 -    We will terminate this Rider.

The Covered Person is NOT the    -    We will NOT pay a GLWB Rider death
deceased Owner:                       benefit.

                                 -    We will terminate this Rider.

NOTE: THIS SITUATION CAN ONLY
ARISE


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IF JOINT OWNERS ARE NAMED ON
THE DATE OF ISSUE.

     If an Owner's death occurs before the Benefit Phase Start Date and the Beneficiary elects NOT to take the Contract death benefit as a lump sum, the following will apply:

IF:                              THEN:
------------------------------   -----------------------------------------------
The Covered Person is the        -    We will pay a GLWB Rider death benefit
deceased Owner, the                   instead of the Contract's death benefit
Beneficiary is the deceased           (or any rider death benefit) if the GLWB
Owner's surviving spouse, and         Rider death benefit is greater. The GLWB
the Beneficiary chooses NOT to        Rider death benefit is equal to the amount
continue the Contract):               of any Guaranteed Withdrawal Balance on
                                      the date we receive due proof of death

                                 -    We will terminate this Rider.

The Covered Person is the        -    We will apply a GLWB Rider death benefit
deceased Owner, the                   instead of the Contract's death benefit
Beneficiary is the deceased           (or any rider death benefit) if the GLWB
Owner's surviving spouse, and         Rider death benefit is greater. The GLWB
the Beneficiary chooses to            Rider death benefit is equal to the amount
continue the Contract:                of any Guaranteed Withdrawal Balance on
                                      the date we receive due proof of death

                                 -    We will terminate this Rider.

The Covered Person is the        -    We will pay a GLWB Rider death benefit
deceased Owner and the                instead of the Contract's death benefit
Beneficiary is NOT the                (or any rider death benefit) if the GLWB
deceased Owner's surviving            Rider death benefit is greater. The GLWB
spouse:                               Rider death benefit is equal to the amount
                                      of any Guaranteed Withdrawal Balance on
                                      the date we receive due proof of death

                                 -    We will terminate this Rider.

The Covered Person is NOT the    -    We will NOT apply a GLWB Rider death
deceased Owner, the sole              benefit.
Beneficiary is the deceased
Owner's surviving spouse, and    -    We will NOT terminate this Rider - the
the Beneficiary chooses to            Rider will continue unchanged.
continue the Contract:
                                 -    The surviving Owner may add or change
                                      spouse and non-spouse Beneficiaries.

NOTE: THIS SITUATION CAN ONLY
ARISE IF JOINT OWNERS ARE
NAMED ON THE DATE OF ISSUE.

The Covered Person is NOT the    -    We will NOT pay a GLWB Rider death
deceased Owner, the sole              benefit.
Beneficiary is the deceased
Owner's surviving spouse, and    -    We will terminate this Rider.
the Beneficiary chooses NOT to
continue the Contract:

NOTE: THIS SITUATION CAN ONLY
ARISE IF JOINT OWNERS ARE
NAMED ON THE DATE OF ISSUE.


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     We will pay or apply any GLWB death benefit due upon the death of an Owner before the Benefit Phase Start Date in the same manner that we pay or apply the Contract death benefit when an Owner's death occurs before the Annuity Date and, in all circumstances, in accordance with Sections 72(s) or 401(a)(9) of the Code, as applicable. Please note that Contract continuation will not satisfy required minimum distribution rules for Qualified Contracts other than IRAs. Consult a tax adviser for more information.

GLWB DEATH BENEFIT ON OR AFTER THE BENEFIT PHASE START DATE

     If a Covered Person dies on or after the Benefit Phase Start Date, we will continue to make the same recurring Settlement Payments that were being made prior to the Covered Person's death to the Beneficiary until the Guaranteed Withdrawal Balance is reduced to zero. If the Benefit Phase Start Date occurs before the Lifetime Income Date, then the Final Settlement Payment may be less than the Guaranteed Withdrawal Amount divided by twelve. If the Benefit Phase Start Date occurs on or after the Lifetime Income Date, then the Final Settlement Payment may be less than the Lifetime Income Amount divided by twelve.

     We will pay or apply any GLWB death benefit due upon the death of a Covered Person on or after the Benefit Phase Start Date in the same manner that we pay or apply the Contract death benefit when an Owner's death occurs on or after the Annuity Date and, in all circumstances, in accordance with Sections 72(s) or 401(a)(9) of the Code, as applicable. In some cases, the amount of each monthly Settlement Payment we make to the Beneficiary may be greater than the minimum distribution that might otherwise be required.

ANNUITIZATION

     On the Annuity Date, you must elect one of the following options:

          1. Surrender the Contract, and we will terminate this Rider and pay you the Withdrawal Value;

          2. Elect to receive annuity payments under your Contract, and we will terminate this Rider and apply your Withdrawal Value as of the Annuity Date to an Annuity Option; OR

          3. Elect to receive monthly Settlement Payments equal to the Lifetime Income Amount divided by twelve for the rest of the Covered Person's life, beginning on the Annuity Date. We will reduce the Guaranteed Withdrawal Balance by the amount of each monthly Settlement Payment we make to you. If the Covered Person dies and the Guaranteed Withdrawal Balance has not been reduced to zero, monthly Settlement Payments will continue to the Beneficiary until the Guaranteed Withdrawal Balance is reduced to zero. The Final Settlement Payment may be less than the Lifetime Income Amount divided by twelve.

               Under Qualified Contracts, we may make higher monthly Settlement Payments before the Guaranteed Withdrawal Balance is reduced to zero, if we determine that we must do so based on our calculations of your minimum required distribution. In this case, after the Guaranteed Withdrawal Balance is reduced to zero, we will make monthly Settlement Payments equal to the Lifetime Income Amount divided by twelve, provided that a Covered Person is still living at that time.

               [If you die, the Beneficiary may commute any remaining monthly Settlement Payments at the minimum guaranteed annuitization interest rate specified in the Contract.]


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     We must receive written notification of your election of such payments at least 15 days before the Annuity Date. If we do not receive an election, you will be annuitized under Option 2 above. We will not deduct the GLWB Rider charge after the Annuity Date.

LOANS

     The Loan privilege described in the Contract is not available if you elect this Rider.

DIVORCE

     In the event of divorce, the former spouses must provide written notice of the divorce to us at our Service Center, in a form acceptable to us, indicating whether:

     - the former spouses will divide the Contract Value between two Contracts to be separately owned by each former spouse;

     - one former spouse will become (or remain) the sole Owner of the Contract; OR

     - the former spouses will remain as (or become) joint Owners of the Contract.

Depending on the circumstances, this Rider may or may not continue after a divorce occurs.

     If the divorce becomes final prior to the Benefit Phase Start Date and the Annuity Date:

     -    There are two situations where we will continue this Rider:

               1) For Non-Qualified Contracts with joint Owners, we will continue this Rider where an Owner, who is not the Covered Person, is to be removed from the Contract. Upon our receiving notification of divorce and removal of the Owner who is not the Covered Person, the Owner who is the Covered Person may then name any spouse or non-spouse Beneficiary. Any amounts withdrawn from the Contract in connection with or following the divorce will be treated as Non-Excess Withdrawals or Excess Withdrawals as the case may be, pursuant to the above "Taking Withdrawals" provisions.

               2) For Qualified Contracts, as well as Non-Qualified Contracts with one Owner, we will continue this Rider where the only change is that a Beneficiary is to be changed or added. Any amounts withdrawn from the Contract in connection with or following the divorce will be treated as Non-Excess Withdrawals or Excess Withdrawals as the case may be, pursuant to the above "Taking Withdrawals" provisions.

          - Otherwise, we will terminate this Rider as of the date of divorce. The Owner(s) may then name any Annuitant or Beneficiary subject to the limitations of the Contract.

     If the divorce becomes final on or after the Benefit Phase Start Date or on or after the Annuity Date:

     - We will split the monthly Settlement Payments according to the written notice of divorce. Prior to our receipt of the written divorce notice, we will make monthly Settlement Payments in the manner prescribed by the Owner pursuant to the terms of the Rider.

     If the non-Covered Person dies before we receive notification of divorce, and this Rider is subject to termination as discussed above, we will terminate this Rider on the date of death.

OTHER PROVISIONS


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     If you elect this Rider, all other provisions of your Contract that do not conflict with the provisions of this Rider apply.

FEDERAL TAX ISSUES

     As with any distribution from the Contract, tax consequences may apply to GLWB Rider distributions. The application of certain tax rules, particularly those rules relating to distributions from your Contract, are not entirely clear. In this regard, we intend to treat any amounts received by you under this Rider after the Rider enters into the Benefit Phase as annuity payments for tax purposes. (However, if the Benefit Phase Start Date occurs before the Lifetime Income Date and the Guaranteed Withdrawal Balance on the Benefit Phase Start Date is less than or equal to $2,000, any amount received will be treated as a surrender payment for tax purposes.) We intend to treat the payments made to you prior to the Benefit Phase as withdrawals for tax purposes.

     This Rider provides benefits that differ from those traditionally offered under variable annuity contracts. If this Rider is in effect, the Covered Person or his or her Beneficiary may be entitled to monthly Settlement Payments even if the Contract Value is zero. Such monthly Settlement Payments may be fully includible in income, if the investment in the Contract has been fully recovered.

LIFE EXPECTANCY DISTRIBUTIONS

     You may request us in writing, in a form acceptable to us, to pay you withdrawals that we determine to be part of a series of substantially equal periodic payments over your "life expectancy." For purposes of this Rider, withdrawals under our Life Expectancy Distribution program are distributions within a calendar year that are intended to be paid to you as required or contemplated by Code Section 401(a)(9), Section 403(b)(10), Section 408(b)(3), or Section 408A(c), as the case may be (we sometimes refer to these as "Required Minimum Distributions").

     Under our Life Expectancy Distribution program, we do not consider withdrawals under other contracts you may own when calculating "life expectancy" distributions. In some cases there may be other acceptable methods of calculating the required distribution amount. However you must accept our calculation of the minimum distribution amount in order to participate in our Life Expectancy Distribution program and to avoid potential excess withdrawal treatment.

     We reserve the right to make any changes we deem necessary to comply with the Code and Treasury Regulations. We base our "life expectancy" calculations on our understanding and interpretation of the requirements under tax law applicable to required minimum distributions. You should discuss these matters with your tax adviser prior to electing this Rider.

     We will treat withdrawals under our Life Expectancy Distribution program as Non-Excess Withdrawals. (See "Taking Withdrawals" above).

TERMINATING THIS RIDER

     You may not terminate this Rider once it is in effect. However, we will terminate this Rider automatically upon the earliest of:

     - the Valuation Date that the Contract Value, the Guaranteed Withdrawal Balance, and the Lifetime Income Amount all equal zero (we will treat this as a surrender);

     -    the Annuity Date;

     -    the Benefit Phase Start Date;

     - upon death of an Owner, in certain circumstances (see "GLWB Death Benefit" above);


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     -    upon divorce, in certain circumstances (see "Divorce" above); or

     -    termination or surrender of the Contract.

     Once this Rider terminates, it cannot be reelected or reinstated. All charges for this Rider will cease upon termination.

Except as modified herein, all terms and conditions of the Contract remain unchanged.

IN WITNESS WHEREOF, Commonwealth Annuity and Life Insurance Company has caused this Rider to be signed by its President and Secretary.



-------------------------------------   ----------------------------------------
              Secretary                                 President


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